ELKHORN ETF TRUST
(a Massachusetts Business Trust)

AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST
(Effective as of March 30, 2018)

      WHEREAS, the initial Trustee of the Trust, acting pursuant to
Section 4.9 of the Amended and Restated Declaration of Trust dated April 7, 2015 (the "Declaration"), designated the Shares of the Trust into one series of shares of beneficial interests in the Trust (a "Series") as of that same date as set forth on Schedule A to the Declaration: Elkhorn S&P 500 Capital
Expenditures Portfolio;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on October 23, 2015, designated four additional Series to be named the Elkhorn S&P Preferred Thoroughbreds ETF, Elkhorn FTSE RAFI U.S. Equity Income ETF, Elkhorn FTSE RAFI Developed ex-U.S. Equity Income ETF and Elkhorn FTSE RAFI Emerging Equity Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 3, 2016, changed the name of the series previously designated Elkhorn S&P Preferred Thoroughbreds ETF to Elkhorn S&P High Quality Preferred ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 7, 2016, designated eleven additional Series to be named the Elkhorn S&P MidCap Financials Portfolio, Elkhorn S&P MidCap Utilities Portfolio, Elkhorn S&P MidCap Industrials Portfolio, Elkhorn S&P MidCap Consumer Discretionary Portfolio, Elkhorn S&P MidCap Consumer Staples Portfolio, Elkhorn S&P MidCap Materials Portfolio, Elkhorn S&P MidCap Energy Portfolio, Elkhorn S&P MidCap Health Care Portfolio, Elkhorn S&P MidCap Information Technology Portfolio, Elkhorn Commodity Technical Leaders ETF, Elkhorn Fundamental Commodity ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on August 31, 2016, changed the name of the series previously designated Elkhorn Commodity Technical Leaders ETF to Elkhorn Commodity Rotation Strategy ETF and the name of the series previously designated Elkhorn Fundamental Commodity ETF to Elkhorn Fundamental Commodity Strategy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on September 23, 2016, designated two additional Series to be named the Elkhorn Lunt Low Vol/High Beta Tactical ETF and the Elkhorn Dorsey Wright MidCap Rotation ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on December 16, 2016, designated one additional Series to be named the Elkhorn Roubini Country Rotation ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on February 27, 2017, terminated Elkhorn S&P 500 Capital Expenditures Portfolio and Elkhorn FTSE RAFI U.S. Equity Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on March 8, 2017, designated three additional Series to be named the Elkhorn Lunt MidCap Low Vol/High Beta Tactical ETF, Elkhorn Lunt SmallCap Low Vol/High Beta Tactical ETF and Elkhorn S&P MidCap Real Estate Portfolio, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 7, 2017, changed the name of the series previously designated Elkhorn Commodity Rotation Strategy ETF to Elkhorn Dorsey Wright Commodity Rotation Strategy ETF and the name of the series previously designated Elkhorn Fundamental Commodity Strategy ETF to Elkhorn RAFI Commodity Fundamental Strategy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on August 17, 2017, terminated Elkhorn S&P MidCap Financials Portfolio, Elkhorn S&P MidCap Utilities Portfolio, Elkhorn S&P MidCap Industrials Portfolio, Elkhorn S&P MidCap Consumer Discretionary Portfolio, Elkhorn S&P MidCap Consumer Staples Portfolio, Elkhorn S&P MidCap Materials Portfolio, Elkhorn S&P MidCap Energy Portfolio, Elkhorn S&P MidCap Health Care Portfolio and Elkhorn S&P MidCap Information Technology Portfolio, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on March 30, 2018, terminated Elkhorn Dorsey Wright Commodity Rotation Strategy ETF and Elkhorn RAFI Commodity Fundamental Strategy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

      NOW THEREFORE, the Establishment and Designation of Series of Shares of Beneficial Interest is amended and restated in its entirety as follows:

      The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

 1. Elkhorn S&P High Quality Preferred ETF

 2. Elkhorn FTSE RAFI Developed ex-U.S. Equity Income ETF

 3. Elkhorn FTSE RAFI Emerging Equity Income ETF

 4. Elkhorn Lunt Low Vol/High Beta Tactical ETF

 5. Elkhorn Dorsey Wright MidCap Rotation ETF

 6. Elkhorn Roubini Country Rotation ETF

 7. Elkhorn Lunt MidCap Low Vol/High Beta Tactical ETF

 8. Elkhorn Lunt SmallCap Low Vol/High Beta Tactical ETF

 9. Elkhorn S&P MidCap Real Estate Portfolio

 1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

 2. The number of authorized Shares of each Series is unlimited.

 3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

 4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

 5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

 6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional
Series of Shares of the Trust.

 7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.


IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of March 30, 2018.

ELKHORN ETF TRUST

Phil Ziesemer, Secretary